UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 1, 2019
Meridian Bioscience, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2019, Meridian Bioscience, Inc. (“Meridian” or the “Company”) promoted Bryan T. Baldasare to Chief Financial Officer of the Company effective immediately. Mr. Baldasare will continue serving as the Company’s principal financial and principal accounting officer.
Mr. Baldasare had previously served as the Company’s interim Chief Financial Officer since June 28, 2019, in addition to his existing roles as Senior Vice President, Corporate Controller, Treasurer and Chief Accounting Officer.
In connection with the promotion, the Company increased Mr. Baldasare’s annual base salary to $380,000 and adjusted his Fiscal Year 2020 Corporate Incentive Bonus target to 40% of base salary.  The Company also will grant Mr. Baldasare $200,000 in restricted stock units.
The additional information required by Form 8-K Item 5.02 (c)(2) and (3) regarding Mr. Baldasare is incorporated herein by reference from the Company’s Form 8-K filed on December 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERIDIAN BIOSCIENCE, INC.

Date: October 4, 2019	By: /s/ Jack Kenny
President and Chief Executive Officer
(Principal Executive Officer)